SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         THIS SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Agreement") dated as of the Effective Date between SILICON VALLEY BANK, a California corporation ("Bank"), and Vitesse Semiconductor Corporation, a Delaware corporation ("Vitesse") and Vitesse International, Inc., a corporation organized under the laws of Barbados ("International" and together with Vitesse also referred to herein jointly and severally referred as "Borrower"), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:

         Reference is made to that certain Amended and Restated Loan Agreement between Vitesse and Bank dated as of March 26, 2003, as amended from time to time thereafter (such loan agreement as amended, modified or supplemented from time to time being referred to herein as the "First Amended Loan Agreement"). Borrower and Bank desire to amend and restate the First Amended Loan Agreement in its entirety to read as is set forth herein, effective as of the Effective Date. The following agreements, documents and instruments shall nevertheless continue in full force and effect: The Amended and Restated Master Asset Purchase Agreement dated October 1, 2004, as amended from time to time (the "Asset Purchase Agreement") and all documents and agreements relating thereto, together with any and all guarantees relating to the First Amended Loan Agreement (including without limitation the Cross Corporate Continuing Guaranty dated March 26, 2003 by Borrowers in favor of Bank), the Asset Purchase Agreement, all standard documents of Bank entered into by the Borrower in connection with Letters of Credit and/or Foreign Exchange Contracts, all UCC-1 financing statements and other documents filed with governmental offices which perfect liens or security interests in favor of Bank or otherwise relate to the purchase of assets under the Asset Purchase Agreement.

         1    ACCOUNTING AND OTHER TERMS

         Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

         2    LOAN AND TERMS OF PAYMENT

         2.1 Promise to Pay. Borrower hereby unconditionally promises to pay Bank the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with this Agreement.

         2.1.1    Revolving Advances.

                  (a) Availability. Subject to the terms and conditions of this Agreement, Bank shall make Advances not exceeding the Availability Amount. Amounts borrowed under the Revolving Line may be repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.

                  (b) Termination; Repayment. The Revolving Line terminates on the Revolving Line Maturity Date, when the principal amount of all Advances, the unpaid interest thereon, and all other Obligations relating to the Revolving Line shall be immediately due and payable.

         2.1.2    Letters of Credit Sublimit.

                  (a) As part of the Revolving Line, Bank shall issue or have issued Letters of Credit for Borrower's account. The face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed $10,000,000, subject to the Overall Sublimit. Such aggregate amounts utilized hereunder shall at all times reduce the amount otherwise available for Advances under the Revolving Line. If, on the Revolving Maturity Date, there are any outstanding Letters of Credit, then on such date Borrower shall provide to Bank cash collateral in an amount equal to 105% of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to said Letters of Credit. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's standard Application and Letter of Credit Agreement (the "Letter of Credit Application"). Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.


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          (b) The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, such Letters of Credit, and the Letter of Credit Application.

          (c) Borrower may request that Bank issue a Letter of Credit payable in a Foreign Currency. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the equivalent of the amount thereof (plus fees and charges in connection therewith such as wire, cable, SWIFT or similar charges) in Dollars at the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

          (d) To guard against fluctuations in currency exchange rates, upon the issuance of any Letter of Credit payable in a Foreign Currency, Bank shall create a reserve (the "Letter of Credit Reserve") under the Revolving Line in an amount equal to ten percent (10%) of the face amount of such Letter of Credit. The amount of the Letter of Credit Reserve may be adjusted by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Revolving Line shall be reduced by the amount of such Letter of Credit Reserve for as long as such Letter of Credit remains outstanding.

     2.1.3 Foreign Exchange Sublimit. As part of the Revolving Line, Borrower may enter into foreign exchange contracts with Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency (each, a "FX Forward Contract") on a specified date (the "Settlement Date"). FX Forward Contracts shall have a Settlement Date of at least one (1) FX Business Day after the contract date and shall be subject to a reserve of ten percent (10%) of each outstanding FX Forward Contract in a maximum aggregate amount equal to $10,000,000 (the "FX Reserve"), subject to the Overall Sublimit. The aggregate amount of FX Forward Contracts at any one time may not exceed ten (10) times the amount of the FX Reserve.

     2.1.4 Cash Management Services Sublimit. Borrower may use up to $10,000,000 (the "Cash Management Services Sublimit") of the Revolving Line, subject to the Overall Sublimit for Bank's cash management services which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in Bank's various cash management services agreements (collectively, the "Cash Management Services"). Any amounts Bank pays on behalf of Borrower or any amounts that are not paid by Borrower for any Cash Management Services will be treated as Advances under the Revolving Line and will accrue interest at the interest rate applicable to Advances.

     2.2 Overadvances. If, at any time, the Credit Extensions under Sections 2.1.1, 2.1.2, 2.1.3 and 2.1.4 exceed the lesser of either (a) the Revolving Line or (b) the Borrowing Base, Borrower shall immediately pay to Bank in cash such excess

     2.3 General Provisions Relating to the Advances. Each Advance shall, at Borrower's option in accordance with the terms of this Agreement, be either in the form of a Prime Rate Advance or a LIBOR Advance; provided that in no event shall Borrower maintain at any time LIBOR Advances having more than two (2) different Interest Periods. Borrower shall pay interest accrued on the Advances at the rates and in the manner set forth in Section 2.4.

     2.4  Payment of Interest on the Credit Extensions.

          (a) Computation of Interest. Interest on the Credit Extensions and all fees payable hereunder shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which such interest accrues. In computing interest on any Credit Extension, the date of the making of such Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.

           (b) Advances. Each Advance shall bear interest on the outstanding principal amount thereof from the date when made, continued or converted until paid in full at a rate per annum equal to the Prime Rate plus the Prime Rate Margin or the LIBOR Rate plus the LIBOR Rate Margin, as the case may be. On and after the expiration of any Interest Period applicable to any LIBOR Advance outstanding on the date of occurrence of an Event of Default or acceleration of the Obligations, the Effective Amount of such LIBOR Advance shall, during the continuance of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Prime Rate plus six percentage points (6.00%). Pursuant to the terms hereof, interest on each Advance shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of any Advance pursuant to this Agreement for the portion of any Advance so prepaid and upon payment (including prepayment) in full thereof. All accrued but unpaid interest on the Advances shall be due and payable on the Revolving Line Maturity Date.


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          (c) Default Interest. Except as otherwise provided in Section
2.4(b), after an Event of Default, Obligations shall bear interest five percentage points (5.00%) above the rate effective immediately before the Event of Default (the "Default Rate"). Payment or acceptance of the increased interest provided in this Section 2.4(c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

          (d) Prime Rate Advances. Each change in the interest rate of the Prime Rate Advances based on changes in the Prime Rate shall be effective on the effective date of such change and to the extent of such change. Bank shall use its best efforts to give Borrower prompt notice of any such change in the Prime Rate; provided, however, that any failure by Bank to provide Borrower with notice hereunder shall not affect Bank's right to make changes in the interest rate of the Prime Rate Advances based on changes in the Prime Rate.

          (e) LIBOR Advances. The interest rate applicable to each LIBOR
Advance shall be determined in accordance with Section 3.6(a) hereunder. Subject to Sections 3.6 and 3.7, such rate shall apply during the entire Interest Period applicable to such LIBOR Advance, and interest calculated thereon shall be payable on the Interest Payment Date applicable to such LIBOR Advance.

          (f) Debit of Accounts. Bank may debit any of Borrower's deposit accounts, including the Designated Deposit Account, for principal and interest payments when due, or any other amounts Borrower owes Bank, when due. Bank shall promptly notify Borrower after it debits Borrower's accounts. These debits shall not constitute a set-off.

     2.5  Fees.  Borrower shall pay to Bank:

          (a) Renewal and Amendment Fee. A fully earned, non-refundable renewable and amendment fee of $70,000, on the Effective Date; and

          (b) Letter of Credit Fee. Bank's customary fees and expenses for the issuance or renewal of Letters of Credit upon the issuance, each anniversary of the issuance, and the renewal of such Letter of Credit; and

          (c) Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and expenses, plus expenses, for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due.

     3    CONDITIONS OF LOANS

     3.1 Conditions Precedent to Initial Credit Extension. Bank's obligation to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:

          (a) Borrower shall have delivered duly executed original signatures to the Loan Documents to which it is a party;

          (b) Each Borrower shall have delivered its Operating Documents and a good standing certificate of Borrower certified by the appropriate governmental authority as of a date no earlier than thirty (30) days prior to the Effective Date;

          (c) Borrower shall have delivered duly executed original signatures to the completed Borrowing Resolutions for Borrower;

          (d) Bank shall have received certified copies, dated as of a recent date, of financing statement searches, as Bank shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

          (e) Borrower shall have delivered an update letter to the Perfection Certificate(s) previously delivered to Bank;

          (f) Borrower shall have delivered the insurance policies and/or endorsements required pursuant to Section 6.5 hereof;


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          (g) Borrower shall have delivered to Bank an executed amendment to the Asset Purchase Agreement in form and substance acceptable to Bank;

          (h) Borrower shall have paid the fees and Bank Expenses then due as specified herein; and

          (i) Borrower shall have delivered such other documents and agreements, and taken such other actions, as Bank shall have determined is necessary or desirable in connection with the consummation of the transactions contemplated hereunder and under the other Loan Documents.

     3.2 Conditions Precedent to all Credit Extensions. Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

          (a) timely receipt of a Notice of Borrowing;

          (b) the representations and warranties in Section 5 shall be true in all material respects on the date of the Notice of Borrowing and on the effective date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties in Section 5 remain true in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and

          (c) in Bank's sole discretion, there has not been a Material Adverse Change.

     3.3      Covenant to Deliver.

     Borrower agrees to deliver to Bank each item required to be delivered to Bank under this Agreement as a condition to any Credit Extension. Borrower expressly agrees that the extension of a Credit Extension prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Borrower's obligation to deliver such item, and any such extension in the absence of a required item shall be in Bank's sole discretion.

     3.4      Procedure for the Borrowing of Advances.

          (a) Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, each Advance shall be made upon Borrower's irrevocable written notice delivered to Bank in the form of a Notice of Borrowing, each executed by a Responsible Officer of Borrower or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to such reliance. Such Notice of Borrowing must be received by Bank prior to 11:00 a.m. Pacific time, (i) at least three (3) Business Days prior to the requested Funding Date, in the case of LIBOR Advances, and (ii) at least one (1) Business Day prior to the requested Funding Date, in the case of Prime Rate Advances, specifying:

               (1) the amount of the Advance, which, if a LIBOR Advance is requested, shall be in an aggregate minimum principal amount of $1,000,000 or in any integral multiple of $1,000,000 in excess thereof;

               (2) the requested Funding Date;

               (3) whether the Advance is to be comprised of LIBOR Advances or Prime Rate Advances; and

               (4) the duration of the Interest Period applicable to any such LIBOR Advances included in such notice; provided that if the Notice of Borrowing shall fail to specify the duration of the Interest Period for any Advance comprised of LIBOR Advances, such Interest Period shall be one (1) month.

                  (b) The proceeds of all such Advances will then be made available to Borrower on the Funding Date by Bank by transfer to the Designated Deposit Account and, subsequently, by wire transfer to such other account as Borrower may instruct in the Notice of Borrowing. No Advances shall be deemed made to Borrower, and no interest shall accrue on any such Advance, until the related funds have been deposited in the Designated Deposit Account.


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     3.5  Conversion and Continuation Elections.

          (a) So long as (i) no Event of Default or Default exists; (ii) Borrower shall not have sent any notice of termination of this Agreement; and
(iii) Borrower shall have complied with such customary procedures as Bank has established from time to time for Borrower's requests for LIBOR Advances, Borrower may, upon irrevocable written notice to Bank:

               (1) elect to convert on any Business Day, Prime Rate Advances in an amount equal to $1,000,000 or any integral multiple of $1,000,000 in excess thereof into LIBOR Advances;

               (2) elect to continue on any Interest Payment Date any LIBOR Advances maturing on such Interest Payment Date (or any part thereof in an amount equal to $1,000,000 or any integral multiple of $1,000,000 in excess thereof); provided, that if the aggregate amount of LIBOR Advances shall have been reduced, by payment, prepayment, or conversion of part thereof, to be less than $1,000,000, such LIBOR Advances shall automatically convert into Prime Rate Advances, and on and after such date the right of Borrower to continue such Advances as, and convert such Advances into, LIBOR Advances shall terminate; or

               (3) elect to convert on any Interest Payment Date any LIBOR Advances maturing on such Interest Payment Date (or any part thereof in an amount equal to $1,000,000 or any integral multiple of $1,000,000 in excess thereof) into Prime Rate Advances.

          (b) Borrower shall deliver a Notice of Conversion/Continuation in accordance with Section 10 to be received by Bank prior to 11:00 a.m. Pacific time at least (i) three (3) Business Days in advance of the Conversion Date or Continuation Date, if any Advances are to be converted into or continued as LIBOR Advances; and (ii) one (1) Business Day in advance of the Conversion Date, if any Advances are to be converted into Prime Rate Advances, in each case specifying the:

               (1) proposed Conversion Date or Continuation Date;

               (2) aggregate amount of the Advances to be converted or continued which, if any Advances are to be converted into or continued as LIBOR Advances, shall be in an aggregate minimum principal amount of $1,000,000 or in any integral multiple of $1,000,000 in excess thereof;

               (3) nature of the proposed conversion or continuation; and

               (4) duration of the requested Interest Period.

          (c) If upon the expiration of any Interest Period applicable to any LIBOR Advances, Borrower shall have timely failed to select a new Interest Period to be applicable to such LIBOR Advances, Borrower shall be deemed to have elected to convert such LIBOR Advances into Prime Rate Advances.

          (d) Any LIBOR Advances shall, at Bank's option, convert into Prime Rate Advances in the event that (i) an Event of Default or Default shall exist, or (ii) the aggregate principal amount of the Prime Rate Advances which have been previously converted to LIBOR Advances, or the aggregate principal amount of existing LIBOR Advances continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed the Revolving Line. Borrower agrees to pay Bank, upon demand by Bank (or Bank may, at its option, charge the Designated Deposit Account or any other account Borrower maintains with Bank) any amounts required to compensate Bank for any loss (including loss of anticipated profits), cost, or expense incurred by Bank, as a result of the conversion of LIBOR Advances to Prime Rate Advances pursuant to any of the foregoing.

          (e) Notwithstanding anything to the contrary contained herein, Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable LIBOR market to fund any LIBOR Advances, but the provisions hereof shall be deemed to apply as if Bank had purchased such deposits to fund the LIBOR Advances.


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     3.6      Special Provisions Governing LIBOR Advances.


     Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to LIBOR Advances as to the matters covered:

          (a) Determination of Applicable Interest Rate. As soon as practicable on each Interest Rate Determination Date, Bank shall determine (which determination shall, absent manifest error in calculation, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Advances for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower.

          (b) Inability to Determine Applicable Interest Rate. In the event that Bank shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Advance, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Advance on the basis provided for in the definition of LIBOR, Bank shall on such date give notice (by facsimile or by telephone confirmed in writing) to Borrower of such determination, whereupon (i) no Advances may be made as, or converted to, LIBOR Advances until such time as Bank notifies Borrower that the circumstances giving rise to such notice no longer exist, and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Borrower with respect to Advances in respect of which such determination was made shall be deemed to be rescinded by Borrower.

          (c) Compensation for Breakage or Non-Commencement of Interest Periods Borrower shall compensate Bank, upon written request by Bank (which request shall set forth the manner and method of computing such compensation), for all reasonable losses, expenses and liabilities, if any (including any interest paid by Bank to lenders of funds borrowed by it to make or carry its LIBOR Advances and any loss, expense or liability incurred by Bank in connection with the liquidation or re-employment of such funds) such that Bank may incur: (i) if for any reason (other than a default by Bank or due to any failure of Bank to fund LIBOR Advances due to impracticability or illegality hereunder) a borrowing or a conversion to or continuation of any LIBOR Advance does not occur on a date specified in a Notice of Borrowing or a Notice of Conversion/Continuation, as the case may be, or (ii) if any principal payment or any conversion of any of its LIBOR Advances occurs on a date prior to the last day of an Interest Period applicable to that Advance.

          (d) Assumptions Concerning Funding of LIBOR Advances. Calculation of all amounts payable to Bank hereunder shall be made as though Bank had actually funded each of its relevant LIBOR Advances through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to the definition of LIBOR Rate in an amount equal to the amount of such LIBOR Advance and having a maturity comparable to the relevant Interest Period; provided, however, that Bank may fund each of its LIBOR Advances in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable hereunder.

          (e) LIBOR Advances After Default. After the occurrence and during the continuance of an Event of Default, (i) Borrower may not elect to have an Advance be made or continued as, or converted to, a LIBOR Advance after the expiration of any Interest Period then in effect for such Advance and (ii) subject to the provisions hereof, any Notice of Conversion/Continuation given by Borrower with respect to a requested conversion/continuation that has not yet occurred shall be deemed to be rescinded by Borrower and be deemed a request to convert or continue Advances referred to therein as Prime Rate Advances.

     3.7  Additional Requirements/Provisions Regarding LIBOR Advances.

          (a) If for any reason (including voluntary or mandatory prepayment or acceleration), Bank receives all or part of the principal amount of a LIBOR Advance prior to the last day of the Interest Period for such Advance, Borrower shall immediately notify Borrower's account officer at Bank and, on demand by Bank, pay Bank the amount (if any) by which (i) the additional interest which would have been payable on the amount so received had it not been received until the last day of such Interest Period exceeds (ii) the interest which would have been recoverable by Bank by placing the amount so received on deposit in the certificate of deposit markets, the offshore currency markets, or United States Treasury investment products, as the case may be, for a period starting on the date on which it was so received and ending on the last day of such Interest Period at the interest rate determined by Bank in its reasonable discretion. Bank's determination as to such amount shall be conclusive absent manifest error.


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          (b) Borrower shall pay Bank, upon demand by Bank, from time to time such amounts as Bank may determine to be necessary to compensate it for any costs incurred by Bank that Bank determines are attributable to its making or maintaining of any amount receivable by Bank hereunder in respect of any Advances relating thereto (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), in each case resulting from any Regulatory Change which:

               (i) changes the basis of taxation of any amounts payable to Bank under this Agreement in respect of any Advances (other than changes which affect taxes measured by or imposed on the overall net income of Bank by the jurisdiction in which Bank has its principal office);

               (ii) imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with, or other liabilities of Bank (including any Advances or any deposits referred to in the definition of LIBOR); or

               (iii) imposes any other condition affecting this Agreement (or any of such extensions of credit or liabilities).

     Bank will notify Borrower of any event occurring after the Closing Date which will entitle Bank to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Bank will furnish Borrower with a statement setting forth the basis and amount of each request by Bank for compensation under this Section. Determinations and allocations by Bank for purposes of this Section of the effect of any Regulatory Change on its costs of maintaining its obligations to make Advances, of making or maintaining Advances, or on amounts receivable by it in respect of Advances, and of the additional amounts required to compensate Bank in respect of any Additional Costs, shall be conclusive absent manifest error.

          (c) If Bank shall determine that the adoption or implementation of any applicable law, rule, regulation, or treaty regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its applicable lending office) with any respect or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on capital of Bank or any person or entity controlling Bank (a "Parent") as a consequence of its obligations hereunder to a level below that which Bank (or its Parent) could have achieved but for such adoption, change, or compliance (taking into consideration policies with respect to capital adequacy) by an amount deemed by Bank to be material, then from time to time, within fifteen
(15) days after demand by Bank, Borrower shall pay to Bank such additional amount or amounts as will compensate Bank for such reduction. A statement of Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error.

          (d) If, at any time, Bank, in its sole and absolute discretion, determines that (i) the amount of LIBOR Advances for periods equal to the corresponding Interest Periods are not available to Bank in the offshore currency interbank markets, or (ii) LIBOR does not accurately reflect the cost to Bank of lending the LIBOR Advances, then Bank shall promptly give notice thereof to Borrower. Upon the giving of such notice, Bank's obligation to make the LIBOR Advances shall terminate; provided, however, Advances shall not terminate if Bank and Borrower agree in writing to a different interest rate applicable to LIBOR Advances.

          (e) If it shall become unlawful for Bank to continue to fund or maintain any LIBOR Advances, or to perform its obligations hereunder, upon demand by Bank, Borrower shall prepay the Advances in full with accrued interest thereon and all other amounts payable by Borrower hereunder (including, without limitation, any amount payable in connection with such prepayment pursuant to
Section 3.7(a)). Notwithstanding the foregoing, to the extent a determination by Bank as described above relates to a LIBOR Advance then being requested by Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/ Continuation, Borrower shall have the option, subject to the provisions of
Section 3.6(c), to (i) rescind such Notice of Borrowing or Notice of Conversion/ Continuation by giving notice (by facsimile or by telephone confirmed in writing) to Bank of such rescission on the date on which Bank gives notice of its determination as described above, or (ii) modify such Notice of Borrowing or Notice of Conversion/Continuation to obtain a Prime Rate Advance or to have outstanding Advances converted into or continued as Prime Rate Advances by giving notice (by facsimile or by telephone confirmed in writing) to Bank of such modification on the date on which Bank gives notice of its determination as described above.


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     4        CREATION OF SECURITY INTEREST

     4.1 Grant of Security Interest. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that may have superior priority to Bank's Lien under this Agreement). If Borrower shall acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.

         If this Agreement is terminated, Bank's Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations and at such time as Bank's obligation to make Credit Extensions has terminated, Bank shall, at Borrower's sole cost and expense, release its Liens in the Collateral and all rights therein shall revert to Borrower.

     4.2 Authorization to File Financing Statements. Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Bank's interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code.

     5    REPRESENTATIONS AND WARRANTIES

          Borrower represents and warrants as follows:

     5.1 Due Organization and Authorization. Borrower and each of its Subsidiaries are duly existing and in good standing in their respective jurisdictions of formation and are qualified and licensed to do business and are in good standing in any jurisdiction in which the conduct of their business or their ownership of property requires that they be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower's business. In connection with this Agreement, Borrower has delivered to Bank Representations and Warranties form dated July 23, 2004 that has been updated by Borrower in accordance with a letter from Borrower to Bank letter dated February 14, 2006 (collectively, the "Perfection Certificate"). Borrower represents and warrants to Bank that (a) Borrower's exact legal name is that indicated on the Perfection Certificate and on the signature page hereof;
(b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower's organizational identification number or accurately states that Borrower has none; (d) the Perfection Certificate accurately sets forth Borrower's place of business, or, if more than one, its chief executive office as well as Borrower's mailing address (if different than its chief executive office); (e) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete. If Borrower is not now a Registered Organization but later becomes one, Borrower shall promptly notify Bank of such occurrence and provide Bank with Borrower's organizational identification number.

     The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower's business.

     5.2 Collateral; Other Property. Borrower has good title to, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. Borrower has no deposit accounts other than the deposit accounts with Bank, the deposit accounts, if any, described in the Perfection Certificate delivered to Bank in connection herewith, or of which Borrower has given Bank notice and taken such actions as are necessary to give Bank a perfected security interest therein. The Accounts are bona fide, existing obligations of the Account Debtors.

     The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate. None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as Borrower has given Bank notice pursuant to Section 7.2. In the event that Borrower, after the date hereof, intends to store or otherwise deliver any portion of the Collateral to a bailee, then Borrower will first receive the written consent of Bank and such bailee must execute and deliver a bailee agreement in form and substance satisfactory to Bank in its sole discretion.

      Borrower is the sole owner of its intellectual property, except for non-exclusive licenses granted to its customers in the ordinary course of business. Each patent is valid and enforceable, and no part of the intellectual property has been judged invalid or unenforceable, in whole or in part, and to the best of Borrower's knowledge, no claim has been made that any part of the intellectual property violates the rights of any third party except to the extent such claim could not reasonably be expected to have a material adverse effect on Borrower's business.


     5.3 Accounts Receivable. For any Eligible Account in any Borrowing Base Certificate, all statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing such Eligible Accounts are and shall be true and correct and all such invoices, instruments and other documents, and all of Borrower's Books are genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Eligible Account shall comply in all material respects with all applicable laws and governmental rules and regulations. Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are an Eligible Account in any Borrowing Base Certificate. To the best of Borrower's knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Eligible Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.

     5.4 Litigation. There are no actions or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Borrower or any of its Subsidiaries involving more than $250,000.

     5.5 No Material Deviation in Financial Statements. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

     5.6 Solvency. The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

     5.7 Regulatory Compliance. Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a material adverse effect on its business. None of Borrower's or any of its Subsidiaries' properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted.

     5.8 Subsidiaries; Investments. Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

     5.9 Tax Returns and Payments; Pension Contributions. Borrower has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower. Borrower may defer payment of any contested taxes, provided that Borrower (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Bank in writing of the commencement of, and any material development in, the proceedings, (c) posts bonds or takes any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a "Permitted Lien". Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

     5.10 Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions solely as working capital and to fund its general business requirements and not for personal, family, household or agricultural purposes.

     5.11     Bank Indebtedness as Senior Debt Per Indenture.

     All principal of, interest (including all interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding), and all fees, costs, expenses and other amounts accrued or due under this Agreement shall constitute "Senior Debt" under the terms of the Indenture.

     5.12 Full Disclosure. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank, as of the date such representations, warranties, or other statements were made, taken together with all such written certificates and written statements given to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

     6    AFFIRMATIVE COVENANTS

     Borrower shall do all of the following:

     6.1 Government Compliance. Borrower shall, and shall cause each of its Subsidiaries to, maintain its legal existence and good standing in its jurisdiction of formation and each jurisdiction in which the nature of its business requires them to be so qualified, except where the failure to take such action would not reasonably be expected to have a material adverse effect on Borrower's and its Subsidiaries' business or operations, taken as a whole; provided, that (a) the legal existence of any Subsidiary that is not a Guarantor may be terminated or permitted to lapse, and any qualification of such Subsidiary to do business may be terminated or permitted to lapse, if, in the good faith judgment of Borrower, such termination or lapse is in the best interests of Borrower and its Subsidiaries, taken as a whole, and (b) Borrower may not permit its qualification to do business in the jurisdiction of its chief executive office to terminate or lapse; and provided, further, that this Section
6.2 shall not be construed to prohibit any other transaction that is otherwise permitted in Section 7 of this Agreement.

     Borrower shall comply, and shall have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business.

     6.2  Financial Statements, Reports, Certificates.

          (a) Deliver to Bank: (i) as soon as available, but no later than the earlier to occur of three (3) days after filing with the Securities Exchange Commission or 45 days after each quarter end period, the Borrower's 10K, 10Q, and 8K reports, as applicable; (ii) a Compliance Certificate together with delivery of the 10K and 10Q reports; (iii) within 45 days after the end of each fiscal year, annual financial projections for the following fiscal year (on a quarterly basis) as approved by Borrower's board of directors, together with any related business forecasts used in the preparation of such annual financial projections; (iv) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $500,000 or more; and (v) budgets, sales projections, operating plans or other financial information Bank reasonably requests.

          Borrower's 10K, 10Q, and 8K reports required to be delivered pursuant to Section 6.2(a)(i) shall be deemed to have been delivered on the date on which Borrower posts such report or provides a link thereto on Borrower's or another website on the Internet; provided, that Borrower shall provide paper copies to Bank of the Compliance Certificates required by Section 6.2(a)(ii).

          (b) Within twenty (20) days after the last day of each month when the Borrowing Base Formula regarding Advance is applicable, deliver to Bank a duly completed Borrowing Base Certificate signed by a Responsible Officer, with (i) aged listings of accounts receivable and accounts payable (by invoice date).

          (c) Allow Bank to audit Borrower's Collateral at Borrower's expense, with the first of such audits to be completed no later than March 2, 2006, and with results acceptable to Bank. Such audits shall be conducted at a frequency that Bank shall determine in its reasonable discretion, provided that if a Default or an Event of Default has occurred and is continuing Bank may conduct such audits at such frequency as Bank in its sole discretion may determine from time to time.

     6.3 Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its Account Debtors shall follow Borrower's customary practices as they exist at the Effective Date.

     6.4 Taxes; Pensions. Make, and cause each of its Subsidiaries to make, timely payment of all foreign, federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting pursuant to the terms hereof) and shall deliver to Bank, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

     6.5 Insurance. Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower's industry and location and as Bank may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Bank. All property policies shall have a lender's loss payable endorsement showing Bank as the sole lender loss payee and waive subrogation against Bank, and all liability policies shall show, or have endorsements showing, Bank as an additional insured. All policies (or the loss payable and additional insured endorsements) shall provide that the insurer must give Bank at least twenty (20) days notice before canceling, amending, or declining to renew its policy. At Bank's request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Bank's option, be payable to Bank on account of the Obligations. Notwithstanding the foregoing, (a)(x) so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to $100,000, in the aggregate, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Bank has been granted a first priority security interest, and (b)(y) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Bank, be payable to Bank on account of the Obligations. If Borrower fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this
Section 6.5, and take any action under the policies Bank deems prudent.

     6.6  Deposit and Other Accounts.

          (a) Maintain its and its Subsidiaries' primary depository and operating accounts and securities accounts with Bank and Bank's affiliates.

          (b) Borrower shall have 90 days from the Effective Date in order to provide to Bank account control agreements, in form and substance acceptable to Bank, for those depository and operating accounts and securities accounts not at or through Bank or Bank's affiliates and which are in existence as of the date hereof. Further, other than with respect to those accounts now in existence and otherwise previously or concurrently herewith disclosed to Bank, Borrower shall provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or its Affiliates. Subject to the first sentence hereof, in addition, for each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank's Lien in such Collateral Account in accordance with the terms hereunder. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower's employees and identified to Bank by Borrower as such.

     6.7      Financial Covenants.

          The following covenants shall be determined on a consolidated basis with respect to Vitesse:

          (i) Liquidity. Vitesse shall, at all times (and tested quarterly), maintain unrestricted cash and Cash Equivalents (less the aggregate amount of Credit Extensions hereunder), plus current accounts receivable of Vitesse in an aggregate amount of not less than $50,000,000. As used herein, "current accounts receivable" shall be defined as the amount reflected on the balance sheet of Vitesse of accounts receivable minus the corresponding account receivable balance over 90 days from invoice date.

           (ii) Minimum Adjusted Net Profit. Vitesse shall achieve a quarterly Adjusted Net Profit of at least (a) $1.00 for the quarter end period of March 31, 2006, (b) $3,000,000 for the quarter end period of June 30, 2006 and (c) $6,000,000 for each quarter end period thereafter . As used herein the term "Adjusted Net Profit" shall mean net profit in any quarter plus the aggregate amount of non-cash charges in such quarter.

     6.8 Protection of Intellectual Property; Security Agreement Pertaining to Collateral. Borrower shall: (a) protect, defend and maintain the validity and enforceability of its intellectual property; (b) promptly advise Bank in writing of material infringements of its intellectual property; and (c) not allow any intellectual property material to Borrower's business to be abandoned, forfeited or dedicated to the public without Bank's written consent. If Borrower decides to register any copyrights or mask works in the United States Copyright Office that result in or the proceeds of which result in Collateral hereunder (with it being acknowledged and agreed that Bank does not have a lien in intellectual property of Borrower as original collateral), Borrower shall: (x) provide Bank with at least fifteen (15) days prior written notice of its intent to register such copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto);
(y) execute a security agreement as to such items of Collateral or such other documents as Bank may reasonably request to maintain the perfection and priority of Bank's security interest in the copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such security agreement with the United States Copyright Office contemporaneously with filing the copyright or mask work application(s) with the United States Copyright Office relating to which Collateral shall arise as proceeds or otherwise with respect thereto. Borrower shall promptly provide to Bank a copy of the application(s) filed with the United States Copyright Office together with evidence of the recording of the applicable security agreement necessary for Bank to maintain the perfection and priority of its security interest in the Collateral. Borrower shall provide written notice to Bank of any application filed by Borrower in the United States Patent and Trademark Office for a patent or to register a trademark or service mark within 30 days after any such filing.

     6.9 Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Bank, without expense to Bank, Borrower and its officers, employees and agents and Borrower's books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to Borrower.

     6.10 Designated Senior Indebtedness. Borrower shall designate all principal of, interest (including all interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding), and all fees, costs, expenses and other amounts accrued or due under this Agreement as "Senior Debt", or such similar term, in any future Subordinated Debt incurred by Borrower after the date hereof, if such Subordinated Debt contains such term or similar term and if the effect of such designation is to grant to Bank the same or similar rights as granted to Bank as a holder of "Senior Debt" under the Indenture.

     6.11 Further Assurances. Borrower shall execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's Lien in the Collateral or to effect the purposes of this Agreement.

     6.12 Post Close Delivery of Barbados Legal Opinion. Within 30 days of the Effective Date, Bank shall have obtained an legal opinion from counsel in Barbados with respect to Vitesse International, Inc., which opinion shall be in form and substance acceptable to Bank.

     7    NEGATIVE COVENANTS

     Borrower shall not do any of the following without Bank's prior written consent:

     7.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (i) of inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) of worn-out or obsolete equipment.

     7.2   Changes in Business; Change in Control; Jurisdiction of Formation.

     Engage in any material line of business other than those lines of business conducted by Borrower and its Subsidiaries on the date hereof and any businesses reasonably related, complementary or incidental thereto or reasonable extensions thereof; permit or suffer any Change in Control. Borrower will not, without prior written notice, change its jurisdiction of formation.

     7.3      Mergers or Acquisitions.

     Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any Person other than with Borrower or any Subsidiary, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of a Person other than Borrower or any Subsidiary, except where no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement, and Borrower is the surviving entity.

     7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

     7.5 Encumbrance. Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower's or any Subsidiary's intellectual property, except as is otherwise permitted in Section 7.1 hereof and the definition of "Permitted Lien" herein.

     7.6 Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.6.(b) hereof.

     7.7 Distributions; Investments. (a) Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so; or (b) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock other than Permitted Distributions.

     7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for (a) transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms (when viewed in the context of any series of transactions of which it may be a part, if applicable) that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

     7.9 Subordinated Debt. Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank's prior written consent.

     7.10 Compliance. Become an "investment company" or a company controlled by an "investment company", under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

     8    EVENTS OF DEFAULT

     Any one of the following shall constitute an event of default (an "Event of Default") under this Agreement:

     8.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable. During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);

     8.2  Covenant Default.

          (a) Borrower fails or neglects to perform any obligation in Sections 6.2, 6.6, 6.7, 6.10, 6.11 or violates any covenant in Section 7; or

          (b) Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement, any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Grace periods provided under this section shall not apply, among other things, to financial covenants or any other covenants set forth in subsection (a) above;

     8.3      Material Adverse Change.  A Material Adverse Change occurs;

     8.4 Attachment. (a) Any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in ten (10) days; (b) the service of process upon Bank seeking to attach, by trustee or similar process, any funds of Borrower or of any entity under control of Borrower (including a Subsidiary) on deposit with Bank ; (c) Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business; (d) a judgment or other claim in excess of $100,000 becomes a Lien on any of Borrower's assets; or (e) a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within ten (10) days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions shall be made during the cure period);

     8.5 Insolvency. Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within thirty (30) days (but no Credit Extensions shall be made while of any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

     8.6 Other Agreements. If Borrower fails to (a) make any payment that is due and payable with respect to any Material Indebtedness and such failure continues after the applicable grace or notice period, if any, specified in the agreement or instrument relating thereto; (b) perform or observe any other condition or covenant, or any other event shall occur or condition exist under any agreement or instrument relating to any Material Indebtedness, and such failure continues after the applicable grace or notice period, if any, specified in the agreement or instrument relating thereto and the effect of such failure, event or condition is to cause the holder or holders of such Material Indebtedness to accelerate the maturity of such Material Indebtedness or cause the mandatory repurchase of any Material Indebtedness; or (c) a default or an event of default under the Asset Purchase Agreement.

     8.7 Judgments. A judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least One-Hundred Thousand Dollars ($100,000) (not covered by independent third-party insurance) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days after the entry thereof (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment);

     8.8 Misrepresentations. Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

     8.9 Subordinated Debt. A default or breach occurs under any agreement between Borrower and any creditor of Borrower that signed a subordination, intercreditor, or other similar agreement with Bank, or any creditor that has signed such an agreement with Bank breaches any terms of such agreement; or

     8.10 Guaranty. (a) Any guaranty of any Obligations terminates or ceases for any reason to be in full force and effect; (b) any Guarantor does not perform any obligation or covenant under any guaranty of the Obligations; (c) any circumstance described in Sections 8.3, 8.4, 8.5, 8.7, or 8.8. occurs with respect to any Guarantor; (d) the liquidation, winding up, or termination of existence of any Guarantor; or (e) (i) a material impairment in the perfection or priority of Bank's Lien in the collateral provided by Guarantor or in the value of such collateral or (ii) a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations occurs with respect to any Guarantor.


     9     BANK'S RIGHTS AND REMEDIES

     9.1 Rights and Remedies. While an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

          (a) declare all Obligations immediately due and payable (but if a Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

          (b) stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

          (c) demand that Borrower (i) deposits cash with Bank in an amount equal to the aggregate amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letter of Credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

          (d) terminate any FX Contracts;

          (e) settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, notify any Person owing Borrower money of Bank's security interest in such funds, and verify the amount of such account;

          (f) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

          (g) apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

          (h) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit;

          (i) place a "hold" on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

          (j) demand and receive possession of Borrower's Books; and

          (k) exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

     9.2 Power of Attorney. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower's name on any checks or other forms of payment or security; (b) sign Borrower's name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Bank determines reasonable; (d) make, settle, and adjust all claims under Borrower's insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder. Bank's foregoing appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

     9.3 Accounts Verification; Collection. Whether or not an Event of Default has occurred and is continuing, Bank may notify any Person owing Borrower money of Bank's security interest in such funds and verify the amount of such account. After the occurrence of an Event of Default, any amounts received by Borrower shall be held in trust by Borrower for Bank, and, if requested by Bank, Borrower shall immediately deliver such receipts to Bank in the form received from the Account Debtor, with proper endorsements for deposit.

     9.4 Protective Payments. If Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest applicable rate, and secured by the Collateral. Bank will make reasonable efforts to provide Borrower with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

     9.5 Application of Payments and Proceeds. Unless an Event of Default has occurred and is continuing, Bank shall apply any funds in its possession, whether from Borrower account balances, payments, or proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, first, to Bank Expenses, including without limitation, the reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Bank in the exercise of its rights under this Agreement; second, to the interest due upon any of the Obligations; and third, to the principal of the Obligations and any applicable fees and other charges, in such order as Bank shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If an Event of Default has occurred and is continuing, Bank may apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Bank shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If Bank, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.

     9.6 Bank's Liability for Collateral. So long as Bank complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Bank, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

     9.7 No Waiver; Remedies Cumulative. Bank's failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Bank and then is only effective for the specific instance and purpose for which it is given. Bank's rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay in exercising any remedy is not a waiver, election, or acquiescence.

     9.8 Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.


     10  NOTICES

     All notices, consents, requests, approvals, demands, or other communication (collectively, "Communication") by any party to this Agreement or any other
Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon confirmation by recipient of transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Bank or Borrower may change its address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.


            If to Borrower:           c/o Vitesse Semiconductor Corporation
                                      741 Calle Plano
                                      Camarillo, California  93012_
                                      Attn:  Ms. Lori Williams, Controller
                                      Fax:  _805-388-7477
                                      Email:   williams@vitesse.com
                                               --------------------

            If to Bank:               Silicon Valley Bank
                                      38 Technology Drive, Suite 150
                                      Irvine, California  92618
                                      Attn:  Mr. Bob Muller
                                      Fax:  949-789-1930
                                      Email:   bmuller@svbank.com
                                               ------------------

     11  CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE

     California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Los Angeles County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower's actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

     TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK
EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

     WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES' AGREEMENT TO WAIVE
THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure ss.ss. 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the California Code of Civil Procedure ss. 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph

     12   GENERAL PROVISIONS

     12.1 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Bank's prior written consent (which may be granted or withheld in Bank's discretion). Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights, and benefits under this Agreement and the other Loan Documents.

     12.2 Indemnification. Borrower agrees to indemnify, defend and hold Bank and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Bank harmless against: (a) all obligations, demands, claims, and liabilities (collectively, "Claims") asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or arising from transactions between Bank and Borrower (including reasonable attorneys' fees and expenses), except for Claims and/or losses directly caused by Bank's gross negligence or willful misconduct.

     12.3 Limitation of Actions. Any claim or cause of action by Borrower against Bank, its directors, officers, employees, agents, accountants, attorneys, or any other Person affiliated with or representing Bank based upon, arising from, or relating to this Loan Agreement or any other Loan Document, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, occurred, done, omitted or suffered to be done by Bank, its directors, officers, employees, agents, accountants or attorneys, shall be barred unless asserted by Borrower by the commencement of an action or proceeding in a court of competent jurisdiction by
(a) the filing of a complaint within one year from the earlier of (i) the date any of Borrower's officers or directors had knowledge of the first act, the occurrence or omission upon which such claim or cause of action, or any part thereof, is based, or (ii) the date this Agreement is terminated, and (b) the service of a summons and complaint on an officer of Bank, or on any other person authorized to accept service on behalf of Bank, within thirty (30) days thereafter. Borrower agrees that such one-year period is a reasonable and sufficient time for Borrower to investigate and act upon any such claim or cause of action. The one-year period provided herein shall not be waived, tolled, or extended except by the written consent of Bank in its sole discretion. This provision shall survive any termination of this Loan Agreement or any other
Loan Document.

     12.4 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

     12.5 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

     12.6 Amendments in Writing; Integration. All amendments to this Agreement must be in writing signed by both Bank and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

     12.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

     12.8 Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The obligation of Borrower in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

     12.9 Confidentiality. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank's Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use commercially reasonable efforts to obtain such prospective transferee's or purchaser's agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Bank's regulators or as otherwise required in connection with Bank's examination or audit; and (e) as Bank considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (i) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (ii) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

     12.10 Attorneys' Fees, Costs and Expenses. In any action or proceeding between Borrower and Bank arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

     13    DEFINITIONS

     13.1 Definitions. As used in this Agreement, the following terms have the following meanings:

         "Account" is any "account" as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

         "Account Debtor" is any "account debtor" as defined in the Code with such additions to such term as may hereafter be made.

         "Advance" or "Advances" means an advance (or advances) under the Revolving Line.

         "Affiliate" of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

         "Agreement" is defined in the preamble hereof.

         "Asset Purchase Agreement" shall have the meaning set forth in the preamble and shall constitute a Loan Document for purposes of such defined term.

         "Availability Amount" is the lesser of (i) the Revolving Line or (ii) the Borrowing Base, minus the sum of the following: (a) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserves; (b) the FX Reserve, and (c) the outstanding principal balance of any Advances (including any amounts used for Cash Management Services) (the foregoing being the "Borrowing Base Formula"); PROVIDED, HOWEVER, if (A) if the aggregate the aggregate amount of Credit Extensions hereunder (as to an FX Forward Contract such amount is the FX Reserve) is less than $7,500,000 and (B) any and all Credit Extensions are outstanding for less than any 30 days during any quarter, the the Availability Amount is $7,500,000 minus the sum of the following: (x) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserves; (y) the FX Reserve, and (z) the outstanding principal balance of any Advances (including any amounts used for Cash Management Services).

         "Bank" is defined in the preamble hereof.

         "Bank Expenses" are all audit fees and expenses, costs, and expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower.

         "Borrower" is defined in the preamble hereof.

         "Borrower's Books" are all Borrower's books and records including ledgers, federal and state tax returns, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

         "Borrowing Base" is 65% of Eligible Accounts (other than Eligible Foreign Accounts), as determined by Bank from Borrower's most recent Borrowing Base Certificate plus 50% of Eligible Foreign Accounts; provided, however, that Bank may decrease the foregoing percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral and such changes may also be made based on Bank's assessment of the Collateral arising from result of audits of the Collateral that the Bank conducts from time to time pursuant to this Agreement, provided, however, under no circumstance may Eligible Foreign Accounts comprise more than 50% of all Eligible Accounts at any time.

         "Borrowing Base Certificate" is that certain certificate in the form attached hereto as Exhibit C.

         "Borrowing Base Formula" shall have the meaning set forth in the definition of Availability Amount.

         "Borrowing Resolutions" are, with respect to any Person, those resolutions substantially in the form attached hereto as Exhibit E.

         "Business Day" is any day other than a Saturday, Sunday or other day on which banking institutions in the State of California are authorized or required by law or other governmental action to close, except that if any determination of a "Business Day" shall relate to a LIBOR Advance, the term "Business Day" shall also mean a day on which dealings are carried on in the London interbank market, and if any determination of a "Business Day" shall relate to an FX Forward Contract, the term "Business Day" shall mean a day on which dealings are carried on in the country of settlement of the foreign (i.e., non-Dollar) currency.

          "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc., (c) Bank's certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

         "Cash Management Services" is defined in Section 2.1.4.

         "Cash Management Services Sublimit" is defined in Section 2.1.4.

         "Change in Control" means any event, transaction, or occurrence as a result of which (a) any "person" (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as an amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of Borrower, is or becomes a beneficial owner (within the meaning Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Borrower, representing twenty-five percent (25%) or more of the combined voting power of Borrower's then outstanding securities; or
(b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the Board of Directors of Borrower (together with any new directors whose election by the Board of Directors of Borrower was approved by a vote of at least two-thirds of the directors then still in office who either were directions at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.

         "Code" is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank's Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes on the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

         "Collateral" is any and all properties, rights and assets of Borrower described on Exhibit A.

         "Collateral Account" is any Deposit Account, Securities Account, or Commodity Account.

         "Committed Availability" means, as the date of determination, an amount equal to the sum of the Revolving Line minus all outstanding Credit Extensions.

         "Commodity Account" is any "commodity account" as defined in the Code with such additions to such term as may hereafter be made.

         "Communication" is defined in Section 10.

         "Compliance Certificate" is that certain certificate in the form attached hereto as Exhibit D.

         "Contingent Obligation" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

         "Continuation Date" means any date on which Borrower elects to continue a LIBOR Advance into another Interest Period.

         "Control Agreement" is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity account, Borrower, and Bank pursuant to which Bank obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

         "Conversion Date" means any date on which Borrower elects to convert a Prime Rate Advance to a LIBOR Advance or a LIBOR Advance to a Prime Rate Advance.

         "Credit Extension" is any Advance, Letter of Credit, FX Forward Contract, amount utilized for Cash Management Services, and each other extension of credit by Bank for Borrower's benefit.

         "Current Assets" are amounts that under GAAP should be included on that date as current assets on Borrower's consolidated balance sheet.

         "Current Liabilities" are all obligations and liabilities of Borrower to Bank, plus, without duplication, the aggregate amount of Borrower's Total Liabilities that mature within one (1) year.

         "Default" means any event which with notice or passage of time or both, would constitute an Event of Default.

         "Default Rate" is defined in Section 2.4(c).

         "Deferred Revenue" is all amounts received or invoiced in advance of performance under contracts and not yet recognized as revenue.

         "Deposit Account" is any "deposit account" as defined in the Code with such additions to such term as may hereafter be made.

         "Designated Deposit Account" is Borrower's deposit account, account number 3300046690, maintained with Bank.

         "Dollars," "dollars" and "$" each mean lawful money of the United
States.

         "Domestic Subsidiary" means a Subsidiary organized under the laws of the United States or any state or territory thereof or the District of Columbia.

         "Effective Amount" means with respect to any Advances on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowing and prepayments or repayments thereof occurring on such date.

         "Effective Date" is the date Bank executes this Agreement and as indicated on the signature page hereof.

         "Eligible Accounts" are Accounts which arise in the ordinary course of Borrower's business that meet all Borrower's representations and warranties in
Section 5.3. Bank reserves the right at any time and from time to time after the Effective Date, to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment. Unless Bank agrees otherwise in writing, Eligible Accounts shall not include:

         (a) Accounts for which the Account Debtor has not been invoiced;

         (b) Accounts that the Account Debtor has not paid within ninety (90) days of invoice date;

         (c) Accounts owing from an Account Debtor, fifty percent (50%) or more of whose Accounts have not been paid within ninety (90) days of invoice date;

         (d) Credit balances over ninety (90) days from invoice date;

         (e) Accounts owing from an Account Debtor, including Affiliates, whose total obligations to Borrower exceed twenty-five (25%) of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing, provided that with respect to Account Debtors consisting of Nu Horizons Electronics and all Subsidiaries of such entity (including, without limitation Titan Supply Chain Services), there shall be no percentage limitation shall applicable to such parties for purposes of this clause (e);

         (f) [Reserved];

         (g) Accounts owing from an Account Debtor which is a federal, state or local government entity or any department, agency, or instrumentality thereof except for Accounts of the United States if Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;

         (h) Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise - sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts), with the exception of customary credits, adjustments and/or discounts given to an Account Debtor by Borrower in the ordinary course of its business;

         (i) Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a "sale guaranteed", "sale or return", "sale on approval", "bill and hold", or other terms if Account Debtor's payment may be conditional;

         (j) Accounts for which the Account Debtor is Borrower's Affiliate, officer, employee, or agent;

         (k) Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

         (l) [Reserved];

         (m) Accounts for which Bank in its good faith business judgment determines collection to be doubtful; and

(n) other Accounts Bank deems ineligible in the exercise of its good faith business judgment;

PROVIDED, THAT, Accounts owing from an Account Debtor which does not have its principal place of business in the United States that otherwise comply with all Eligible Accounts criteria are referred to herein as "Eligible Foreign Accounts."

         "Eligible Foreign Accounts" shall have the meaning ascribed to such term as is set forth in the definition of Eligible Accounts.

         "Equipment" is all "equipment" as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

         "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

         "Event of Default" is defined in Section 8.

         "Foreign Currency" means lawful money of a country other than the United States.

         "Foreign Subsidiary" means any Subsidiary which is not a Domestic Subsidiary.

         "Funding Date" is any date on which a Credit Extension is made to or on account of Borrower which shall be a Business Day.

         "FX Business Day" is any day when (a) Bank's Foreign Exchange Department is conducting its normal business and (b) the Foreign Currency being purchased or sold by Borrower is available to Bank from the entity from which Bank shall buy or sell such Foreign Currency.

         "FX Forward Contract" is defined in Section 2.1.3.

         "FX Reserve" is defined in Section 2.1.3.

         "GAAP" is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

         "General Intangibles" is all "general intangibles" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

         "Guarantor" is any present or future guarantor of the Obligations.

         "Indebtedness" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

         "Indenture" is that certain Indenture dated as of September 22, 2004, executed by and between Vitesse and U.S. Bank National Association, as trustee, relating to 1.50% Convertible Subordinated Debentures due 2024, as supplemented from time to time.

         "Insolvency Proceeding" is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

         "Interest Expense" means for any fiscal period, interest expense (whether cash or non-cash) determined in accordance with GAAP for the relevant period ending on such date, including, in any event, interest expense with respect to any Credit Extension and other Indebtedness of Borrower and its Subsidiaries, including, without limitation or duplication, all commissions, discounts, or related amortization and other fees and charges with respect to letters of credit and bankers' acceptance financing and the net costs associated with interest rate swap, cap, and similar arrangements, and the interest portion of any deferred payment obligation (including leases of all types).

         "Interest Payment Date" means, with respect to any LIBOR Advance, the last day of each Interest Period applicable to such LIBOR Advance and, with respect to Prime Rate Advances, the first (1st) day of each month (or, if such day of the month does not fall on a Business Day, then on the first Business Day following such date), and each date a Prime Rate Advance is converted into a LIBOR Advance to the extent of the amount converted to a LIBOR Advance.

         "Interest Period" means, as to any LIBOR Advance, the period commencing on the date of such LIBOR Advance, or on the conversion/continuation date on which the LIBOR Advance is converted into or continued as a LIBOR Advance, and ending on the date that is one (1), two (2) or three (3) months thereafter, in each case as Borrower may elect in the applicable Notice of Borrowing or Notice of Conversion/Continuation; provided, however, that (a) no Interest Period with respect to any LIBOR Advance shall end later than the Revolving Maturity Date,
(b) the last day of an Interest Period shall be determined in accordance with the practices of the LIBOR interbank market as from time to time in effect, (c) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of a LIBOR Advance, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day, (d) any Interest Period pertaining to a LIBOR Advance that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period, and (e) interest shall accrue from and include the first Business Day of an Interest Period but exclude the last Business Day of such Interest Period.

         "Interest Rate Determination Date" means each date for calculating the LIBOR for purposes of determining the interest rate in respect of an Interest Period. The Interest Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period for a LIBOR Advance.

          "Inventory" is all "inventory" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

         "Investment" is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

         "Key Person" is any of Borrower's Chief Executive Officer, Chief Operating Officer, [list others] as of the Effective Date.

         "Letter of Credit" means a standby letter of credit issued by Bank or another institution based upon an application, guarantee, indemnity or similar agreement on the part of Bank as set forth in Section 2.1.2.

         "Letter of Credit Application" is defined in Section 2.1.2(a).

         "Letter of Credit Reserve" has the meaning set forth in Section
2.1.2(d).

         "LIBOR" means, for any Interest Rate Determination Date with respect to an Interest Period for any Advance to be made, continued as or converted into a LIBOR Advance, the rate of interest per annum determined by Bank to be the per annum rate of interest at which deposits in United States Dollars are offered to Bank in the London interbank market (rounded upward, if necessary, to the nearest 1/100th of one percent (0.01%)) in which Bank customarily participates at 11:00 a.m. (local time in such interbank market) two (2) Business Days prior to the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount approximately equal to the amount of such Advance.

         "LIBOR Advance" means an Advance that bears interest based at the LIBOR Rate.

         "LIBOR Rate" means, for each Interest Period in respect of LIBOR Advances comprising part of the same Advances, an interest rate per annum (rounded upward to the nearest 1/16th of one percent (0.0625%)) equal to LIBOR for such Interest Period divided by one (1) minus the Reserve Requirement for such Interest Period.

         "LIBOR Rate Margin" is three hundred fifty (350) basis points.

         "Lien" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

         "Loan Amount" in respect of each Equipment Advance is the original principal amount of such Equipment Advance.

         "Loan Documents" are, collectively, this Agreement, the Perfection Certificate, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower any Guarantor and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.

         "Material Adverse Change" is (a) a material impairment in the perfection or priority of Bank's Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; (c) a material impairment of the prospect of repayment of any portion of the Obligations or (d) Bank determines, based upon information available to it and in its reasonable judgment, that there is a reasonable likelihood that Borrower shall fail to comply with one or more of the financial covenants in Section 6 during the next succeeding financial reporting period.

         "Material Indebtedness" is any Indebtedness the principal amount of which is equal to or greater than $100,000, and in any event, includes the Indebtedness evidenced by the Indenture.

         "Notice of Borrowing" means a notice given by Borrower to Bank in accordance with Section 3.2(a), substantially in the form of Exhibit B-1, with appropriate insertions.

         "Notice of Conversion/Continuation" means a notice given by Borrower to Bank in accordance with Section 3.5, substantially in the form of Exhibit B-2, with appropriate insertions.

         "Obligations" are Borrower's obligation to pay when due any debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, all obligations relating to letters of credit, cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and the performance of Borrower's duties under the Loan Documents.

         "Operating Documents" are, for any Person, such Person's formation documents, as certified with the Secretary of State of such Person's state of formation on a date that is no earlier than 30 days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

         "Overall Sublimit" shall mean that the total of the Letter of Credit Sublimit, the aggregate Foreign Exchange Reserve and the Cash Management Sublimit (collectively, the "Sublimits") shall not exceed $10,000,000 at any time and such combined overall limitations shall supersede and control the aggregate amount of Credit Extensions pertaining to Letters of Credit, FX Forward Contracts and Cash Management Services utilizations.

         "Perfection Certificate" is defined in Section 5.1.

         "Permitted Distributions" means:

         (a) purchases of capital stock from former employees, consultants and directors pursuant to repurchase agreements or other similar agreements in an aggregate amount not to exceed $100,000 in any fiscal year provided that at the time of such purchase no Default or Event of Default has occurred and is continuing;

         (b) distributions or dividends consisting solely of Borrower's capital stock; and

         (c) purchases of fractional shares of capital stock arising out of stock dividends, splits or combinations or business combinations;

         "Permitted Indebtedness" is:

         (a) Borrower's Indebtedness to Bank under this Agreement or any other Loan Document;

         (b) Indebtedness existing on the Closing Date and shown on the Schedule;

         (c) Subordinated Debt;

         (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

         (e) Indebtedness secured by Permitted Liens.

         "Permitted Investments" are:

         (a) Investments existing on the Effective Date; and

         (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agencies or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 2 years after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) Bank's certificates of deposit maturing no more than 2 years after issue;

         "Permitted Liens" are:

         (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

         (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;

         (c) Purchase money Liens (i) on equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the equipment, or
(ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

         (d) Non-exclusive licenses or sublicenses granted in the ordinary course of Borrower's business and, with respect to any licenses where Borrower is the licensee, any interest or title of a licensor or under any such license or sublicense, if the licenses and sublicenses permit granting Bank a security interest;

         (e) Leases or subleases entered into in the ordinary course of Borrower's business, including in connection with Borrower's leased premises or leased property;

         (f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

         "Person" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

         "Prime Rate" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

         "Prime Rate Advance" means an Advance that bears interest based at the Prime Rate. "Prime Rate Margin" is one percentage point (1.00%).

         "Quick Assets" is, on any date, Borrower's consolidated, unrestricted cash, Cash Equivalents, net billed accounts receivable and investments with maturities of fewer than 12 months determined according to GAAP.

         "Registered Organization" is any "registered organization" as defined in the Code with such additions to such term as may hereafter be made

         "Regulatory Change" means, with respect to Bank, any change on or after the date of this Agreement in United States federal, state, or foreign laws or regulations, including Regulation D, or the adoption or making on or after such date of any interpretations, directives, or requests applying to a class of lenders including Bank, of or under any United States federal or state, or any foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         "Reserve Requirement" means, for any Interest Period, the average maximum rate at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D against "Eurocurrency liabilities" (as such term is used in Regulation D) by member banks of the Federal Reserve System. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by Bank by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined as provided in the definition of LIBOR or (b) any category of extensions of credit or other assets which include Advances.

         "Responsible Officer" is any of the Chief Executive Officer, President, Chief Financial Officer and Controller of Borrower.

         "Revolving Line" is an Advance or Advances in an aggregate amount of up to Twenty-Five Million Dollars ($25,000,000) outstanding at any time.

         "Revolving Line Maturity Date" is March 1, 2007.

         "Securities Account" is any "securities account" as defined in the Code with such additions to such term as may hereafter be made.

         "Settlement Date" is defined in Section 2.1.3.

         "Subordinated Debt" is (a) Indebtedness incurred by Borrower subordinated to Borrower's Indebtedness owed to Bank and which is reflected in a written agreement in a manner and form reasonably acceptable to Bank and approved by Bank in writing, (b) all Indebtedness under the [Indenture], and (c) to the extent the terms of subordination do not change adversely to Bank, refinancings, refundings, renewals, amendments or extensions of any of the foregoing.

         "Subsidiary" means, with respect to any Person, any Person of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by such Person or one or more Affiliates of such Person.

         "Total Liabilities" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion of Subordinated Debt permitted by Bank to be paid by Borrower, but excluding all other Subordinated Debt.

         "Transfer" is defined in Section 7.1.

                            [Signature page follows.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

                                           BORROWER:

                                           VITESSE SEMICONDUCTOR CORPORATION

                                           By     /s/ LOU TOMASETTA
                                           Name:  Lou Tomasetta
                                           Title: President

                                           BORROWER:

                                           VITESSE INTERNATIONAL, INC.

                                           By     /s/ LOU TOMASETTA
                                           Name:  Lou Tomasetta
                                           Title: President



                                           BANK:

                                           SILICON VALLEY BANK

                                           By     /s/ RYAN INCORVAIA
                                           Name:  Ryan Incorvaia
                                           Title: Relationship Manager


Effective Date:  3/2/06

                                    EXHIBIT A


The Collateral consists of all of Borrower's right, title and interest in and to the following personal property:

         All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

         All Borrower's Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

         Notwithstanding the foregoing, the Collateral does not include any of the following, whether now owned or hereafter acquired any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing; provided, however, the Collateral shall include all Accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing.

         Pursuant to the terms of a certain negative pledge arrangement with Bank, Borrower has agreed not to encumber any of its copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, without Bank's prior written consent.

                                   EXHIBIT B-1

                           FORM OF NOTICE OF BORROWING

                                                           Date:  ______________

TO:      SILICON VALLEY BANK
         3003 Tasman Drive
         Santa Clara, CA  95054
         Attention:  Corporate Services Department

RE: Loan and Security Agreement dated as of February __, 2006 (as amended, modified, supplemented or restated from time to time, the "Loan Agreement"), by and between VITESSE SEMICONDUCTOR CORPORATION AND VITESSE INTERNATIONAL, INC. (jointly and severally, the "Borrower"), and Silicon Valley Bank (the "Bank")

Ladies and Gentlemen:

     The undersigned refers to the Loan Agreement, the terms defined therein and used herein as so defined, and hereby gives you notice irrevocably, pursuant to Section 3.4(a) of the Loan Agreement, of the borrowing of an Advance.

     1. The Funding Date, which shall be a Business Day, of the requested borrowing is _______________.

     2. The aggregate amount of the requested borrowing is $_____________.

     3. The requested Advance shall consist of $___________ of Prime Rate Advances and $______ of LIBOR Advances.

     4. The duration of the Interest Period for the LIBOR Advances included in the requested Advance shall be __________ months.

      The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Advance before and after giving effect thereto, and to the application of the proceeds therefrom, as applicable:

                  (a) all representations and warranties of Borrower contained in the Loan Agreement are true, accurate and complete in all material respects as of the date hereof;

                  (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Advance; and

                  (c) the requested Advance will not cause the aggregate principal amount of the outstanding Advances to exceed the limitations set forth in the Loan Agreement..

         BORROWER                       VITESSE SEMICONDUCTOR CORPORATION
                                        VITESSE INTERNATIONAL, INC.

                                        By:
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------


         For internal Bank use only

-------------------- --------------- ------------------ -----------------------
LIBOR Pricing Date   LIBOR           LIBOR Variance     Maturity Date
-------------------- --------------- ------------------ -----------------------
                                          ----%

                                EXHIBIT B-2

                    FORM OF NOTICE OF CONVERSION/CONTINUATION

                                                   Date:
                                                        -----------------------

TO:      SILICON VALLEY BANK
         3003 Tasman Drive
         Santa Clara, CA  95054
         Attention:

RE: Loan and Security Agreement dated as of February __, 2006 (as amended, modified, supplemented or restated from time to time, the "Loan Agreement"), by and between VITESSE SEMICONDUCTOR CORPORATION AND VITESSE INTERNATIONAL, INC. (jointly and severally, the "Borrower"), and Silicon Valley Bank (the "Bank")

Ladies and Gentlemen:

         The undersigned refers to the Loan Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 3.5 of the Loan Agreement, of the [conversion] [continuation] of the Advances specified herein, that:

         1. The date of the [conversion] [continuation] is , 20___.

         2. The aggregate amount of the proposed Advances to be [converted] is $ or [continued] is $ .

         3. The Advances are to be [converted into] [continued as] [LIBOR] [Prime Rate] Advances.

         4. The duration of the Interest Period for the LIBOR Advances included in the [conversion] [continuation] shall be months.

         The undersigned, on behalf of Borrower, hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed [conversion] [continuation], before and after giving effect thereto and to the application of the proceeds therefrom:

                  (a) all representations and warranties of Borrower stated in the Loan Agreement are true, accurate and complete in all material respects as of the date hereof; and

                  (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation].

         BORROWER                          VITESSE SEMICONDUCTOR CORPORATION
                                           VITESSE INTERNATIONAL, INC.

                                           By:
                                              ---------------------------------
                                           Name:
                                               --------------------------------
                                           Title:
                                               --------------------------------
         For internal Bank use only

------------------ ----------------- ----------------- ---------------------
LIBOR Pricing Date  LIBOR            LIBOR Variance       Maturity Date
------------------ ----------------  ----------------- ---------------------
                                           ----%




                                    EXHIBIT C

                           BORROWING BASE CERTIFICATE
------------------------------------------------------------------------------------------------------------------
Borrower:                  VITESSE SEMICONDUCTOR CORPORATION / VITESSE INTERNATIONAL, INC.
Lender:                    Silicon Valley Bank
Commitment Amount:         $25,000,000



                                                                                     Column A            Column B
ACCOUNTS RECEIVABLE                                                                  Domestic            Foreign
                                                                                     Accounts            Accounts
1.       Accounts Receivable Book Value as of ____________________                 $                   $
                                                                                   ----------------    ----------------
2.       Additions (please explain on reverse)                                     $                   $
                                                                                   ----------------    ----------------
3.       TOTAL ACCOUNTS RECEIVABLE                                                 $                   $
                                                                                   ----------------    ----------------

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.       Un-invoiced Accounts                                                      $                   $
                                                                                   ----------------    ----------------
5.       Amounts over 90 days due                                                  $                   $
                                                                                   ----------------    ----------------
6.       Balance of 50% over 90 day accounts                                       $                   $
                                                                                   ----------------    ----------------
7.       Credit balances over 90 days                                              $                   $
                                                                                   ----------------    ----------------
8.       Concentration Limits                                                      $                   $
                                                                                   ----------------    ----------------
9.       [Reserved]                                                                $                   $
                                                                                   ----------------    ----------------
10.      Governmental Accounts                                                     $                   $
                                                                                   ----------------    ----------------
11.      Contra Accounts                                                           $                   $
                                                                                   ----------------    ----------------
12.      Promotion or Demo Accounts                                                $                   $
                                                                                   ----------------    ----------------
13.      Intercompany/Employee Accounts                                            $                   $
                                                                                   ----------------    ----------------
14.      Disputed Accounts                                                         $                   $
                                                                                   ----------------    ----------------
15.      Other (please explain on reverse)                                         $                   $
                                                                                   ----------------    ----------------
16.      TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                                      $                   $
                                                                                   ----------------    ----------------
17.      Eligible Accounts (#3-Column A minus #16-Column A)                        $
                                                                                   ----------------    ----------------
18.      Eligible Foreign Accounts (#3-Column B minus #16-Column B)                $
                                                                                   ----------------    ----------------
19.      50% of (#17-column A plus #18-Column B)                                   $
                                                                                   ----------------    ----------------

20.      ELIGIBLE AMOUNT OF ACCOUNTS (65% of #17-column A)                         $
                                                                                   ----------------    ----------------
21.      ELIGIBLE AMOUNT OF FOREIGN ACCOUNTS (50% of the lesser $ of (i)
         #18-Column B or (ii) #19-Column B)
                                                                                   ----------------    ----------------
BALANCES
22. Maximum Loan Amount                                                                         $25,000,000
                                                                                              ----------------
23.      Total Funds Available [Lesser of #22 or (#20 plus #21)]                                $
                                                                                              ----------------
24.      Present balance owing on Line of Credit                                                $
                                                                                              ----------------
25. Outstanding under Sublimits                                                                 $
                                                                                               ---------------
26.      RESERVE POSITION (#23 minus #24 and #25)                                               $
-----------------------------------------------------------------------------------------------------------------------------------

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.



COMMENTS:                                               BANK USE ONLY

                                              Received by: _____________________
                                                             AUTHORIZED SIGNER
                                              Date:   __________________________
By: __________________________                Verified: ________________________
         Authorized Signer                                   AUTHORIZED SIGNER
Date:                                         Date: ___________________________
      --------------------------------
                                              Compliance Status:   Yes      No

                                    EXHIBIT D

                             COMPLIANCE CERTIFICATE

TO:               SILICON VALLEY BANK
                  38 Technology Drive, Suite 150
                  Irvine, CA 92618

FROM:    VITESSE SEMICONDUCTOR CORPORATION AND VITESSE INTERNATIONAL, INC.
         -----------------------------------------------------------------

         The undersigned authorized officer of each of VITESSE SEMICONDUCTOR CORPORATION AND VITESSE INTERNATIONAL, INC. (jointly and severally, "Borrower") certifies that under the terms and conditions of the Second Amended and Restated Loan and Security Agreement between Borrower and Bank (the "Agreement"), (1) Borrower is in complete compliance for the period ending _________________________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with generally GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.


         Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenant                Required                          Complies

------------------           ---------------------------       ----------------
10-Q and 10-K Filings         The earlier to occur of 3 days        Yes   No
with Compliance Certificate   after filing with SEC or 45 days
                              after quarter end

-------------------          --------------------------         ---------------
A/R & A/P Agings with        Monthly within 20 days when            Yes   No
Borrowing Base Certificate   Borrowing Formula is in effect


Financial Covenant             Required        Actual             Complies

Maintain on a Quarterly Basis:

Minimum Liquidity              $50,000,000      $______________          Yes No

---------------------------- ------------------------------ ------------- ------
Minimum Adjusted Net Profit  |X| $1 for QE 3/31/06          $___________  Yes No
                             |X| $3,000,000 for QE 6/30/06  $___________  Yes No
                             |X| $6,000,000 for each
                                  quarter thereafter:       $___________  Yes No
                                 o Quarter ending
                                   __________
--------------------------- ------------------------------ -------------- ------

     The following financial covenant analyses and information set forth in
Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

     The following are the exceptions with respect to the certification above: (If no exceptions exist, state "No exceptions to note.")

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


VITESSE SEMICONDUCTOR CORPORATION        BANK USE ONLY

                                         Received by: __________________________
By: ______________________________                       AUTHORIZED SIGNER

                                         Date:  ________________________________
Name: ___________________________
                                         Verified: _____________________________
Title: __________________________                        AUTHORIZED SIGNER

                                         Date:  ________________________________


VITESSE INTERNATIONAL, INC.              Compliance Status:     Yes     No


By: _____________________________

Name: ___________________________

Title: __________________________

                      Schedule 1 to Compliance Certificate

                         Financial Covenants of Borrower

Dated:   ____________________

I.       Liquidity (Section 6.7(i))

Required:     $50,000,000

Actual:

A.   Unrestricted cash and Cash Equivalents                      $____________
B.   Current accounts receivable                                 $____________
C.   Credit Extensions on Revolving Line                         $____________
D.   Liquidity (line A plus line B minus line C)                 $____________

Is line D equal to or greater than $50,000,000?

               No, not in compliance                 Yes, in compliance
     -------                              --------

II.      Minimum Adjusted Net Profit (Section 6.7(ii))

Required:     See chart below

                    Period                          Adjusted Net Profit

     Fiscal quarter ending March 31, 2006                    $1
     Fiscal quarter ending June 30, 2006                 $3,000,000
     Each fiscal quarter thereafter                      $6,000,000

Actual:

A.   Net Profit                                                   $____________

     Add back non-cash charges:
         1.   Depreciation and amortization                       $____________
         2.   Amortization of debt issuance costs                 $____________
         3.   Amortization of deferred compensation               $____________
         4.   Stock based compensation                            $____________
         5.   Other ___________________________                   $____________
         6.   Other ___________________________                   $____________
         7.   Other ___________________________                   $____________
         8.   Other ___________________________                   $____________
         9.   Other ___________________________                   $____________
         10.  Other ___________________________                   $____________
B.   Sum of all non-cash charges (sum of lines 1-10)              $____________

C.   Adjusted Net Profit (line A plus line B)                     $____________

Is line C equal to or greater than the requirement shown above?

               No, not in compliance                Yes, in compliance
     -------                              -------